EXHIBIT 4.3



                             SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of the 10th day of November, 2004, among BRIAR CAPITAL, L.P., a Texas limited partnership ("Briar"), RENAISSANCE US GROWTH INVESTMENT TRUST PLC, a public limited company registered in England and Wales ("RUSGIT"), RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC., a Texas corporation ("Renaissance III"), BFS US SPECIAL OPPORTUNITIES TRUST PLC, a public limited company registered in England and Wales ("BFS") (RUSGIT, Renaissance III, and BFS being, collectively, the "Subordinated Lender"), B&B ARMR CORPORATION, a Delaware corporation (the "Company"), INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation ("ISSI"), and INTELLI-SITE, INC., a Texas corporation ("Inteli") (ISSI and Inteli being, collectively, the "Guarantors").

                                   BACKGROUND

         As an inducement for Briar to enter into a loan arrangement with the Company, the Subordinated Lender enters into this Agreement to (i) subordinate the Subordinated Indebtedness to the Briar Obligations, and (ii) subordinate any and all Liens the Subordinated Lender, or any of them, has with respect to the Collateral to Briar's Liens on the Collateral.

                                   AGREEMENTS

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.     Definitions.

                1.1. General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                "Briar Agreements" shall mean collectively the Loan Agreement, as well as the other agreements contemplated by or entered into in connection with the Loan Agreement, each as from time to time in effect.

                "Briar Obligations" shall mean all obligations of any kind owed by the Company to Briar from time to time under or pursuant to any of the Briar Agreements including, without limitation, all charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) chargeable to the Company by Briar, and reimbursement, indemnity or other obligations due and payable to Briar. To the greatest extent allowed by law, the Briar Obligations shall continue to constitute Briar Obligations, notwithstanding the fact that such Briar Obligations or any claim for such Briar Obligations is subordinated, avoided or disallowed under the Code or other applicable law. The Briar
Obligations shall also include any obligations or indebtedness of the Company incurred in connection with any loan arrangement entered into by the Company in replacement of or in substitution for the Briar Agreements if the terms and conditions of the agreements, documents and instruments related to such alternative financing arrangement, taken as a whole, are not materially more onerous to the Holder of Subordinated Indebtedness than those set forth in the Briar Agreements, as in effect on the date hereof.

                "Code" shall mean the United States Bankruptcy Code, as amended from time to time.

                "Collateral" shall mean:

                (i) all Accounts, Chattel Paper, Contracts, Documents, Equipment, Fixtures, General Intangibles, Instruments and Inventory (all as defined in the UCC) now owned or hereafter acquired by the Company or a Guarantor;

                (ii) the balance of any deposit accounts, reserve accounts, credit balances or other reserves of any kind maintained by the Company and/or a Guarantor with or by Briar for the benefit of the Company and/or a Guarantor; and

                (iii) all proceeds (including insurance proceeds) and products of the foregoing, in any form.

                "Creditor  Agreements"  shall  mean,  collectively,   the  Briar
Agreements and the Subordinated Lender Agreements.

                "Creditors" shall mean, collectively, Briar and Subordinated Lender and their respective successors and assigns.

                "Default"   shall  have  the  meaning  set  forth  in  the  Loan
Agreement.

                "Distribution" shall mean any payment, whether in cash, in kind, securities or any other property, or security for any such Distribution.

                "Event" shall have the meaning set forth in Section 2.2(c) hereof.

                "Guarantors" shall have the meaning set forth in the first paragraph of this Agreement.

                "Holder of Subordinated Indebtedness" shall mean the Subordinated Lender and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Subordinated Indebtedness, and any successor and assigns of such Person.

                "Liens"  shall  mean  any  interest  in  Property   securing  an
obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest or lien arising from a mortgage, security agreement, deed of trust, assignment, collateral mortgage, chattel mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, bailment for security purposes or certificate of title lien. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Guarantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.



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

                "Loan Agreement" shall mean that certain Loan Agreement dated effective as of the date hereof between the Company and Briar, as the same has or may be amended, supplemented, modified or restated from time to time.

                "Person" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

                "Petition" shall have the meaning given to such term in Section 3.4(a) hereof.

                "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                "Security Instruments" shall have the meaning given to such term in the Loan Agreement.

                "Subordinated Indebtedness" shall mean all principal, interest and other amounts payable or chargeable in connection with the Subordinated Notes and/or other Subordinated Lender Agreements.

                "Subordinated Lender Agreements" shall mean, collectively, the Subordinated Notes and all debentures, promissory notes, agreements, documents and instruments now or at any time hereafter executed and/or delivered by Company, a Guarantor, or any other person to, with or in favor of Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                "Subordinated Notes" shall mean the promissory notes issued by the Company or a Guarantor, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto or replacements and substitutions therefore, for the benefit of Subordinated Lender including, without limitation, the promissory notes described on Exhibit "A" hereto.

                "UCC" means the Uniform Commercial Code in effect from time to time in the State of Texas.



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

                1.2. Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

                1.3. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this
Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Except as expressly set forth herein, all references to any instruments or agreements, including, without limitation, references to any of Creditor Agreements, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         2. Covenants. Company, each Guarantor, and each Holder of Subordinated Indebtedness hereby covenant that until the Briar Obligations shall have been paid in full and satisfied in cash and the Loan Agreement shall have been irrevocably terminated, all in accordance with the terms of the Loan Agreement, each will comply with such of the following provisions as are applicable to it:

                2.1. Transfers. Each Holder of Subordinated Indebtedness covenants that any transferee from him of any Subordinated Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Agreement to each other party hereto.

                2.2. Subordination Provisions. To induce Briar to enter into the Loan Agreement and to loan funds pursuant thereto, notwithstanding any other provision of the Subordinated Lender Agreements to the contrary, any
Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Briar Obligations outstanding from time to time, and any and all Liens granted to or arising in favor of Subordinated Lender in and to any or all of the Collateral shall be subordinate and junior in all respects to all Liens granted to or arising in favor of Briar in the Collateral. Specifically, the Company, each Guarantor, and each Holder of Subordinated Indebtedness hereby agree, without limitation, as follows:

                       (a) Payments. Company and each Guarantor shall make no Distribution on any Subordinated Indebtedness without Briar's prior written consent until such time as the Briar Obligations shall have been paid in full in cash and the Loan Agreement shall have been irrevocably terminated; provided, however, that the Company and each Guarantor may make Distributions on the Subordinated Indebtedness in an amount equal to the regular interest payments specified under the Subordinated Lender Agreements to by made by such parties. In the event the Subordinated Lender is notified by Briar of a Default, however, Company and each Guarantor shall make no Distribution, including, without limitation, current interest on any Subordinated Indebtedness, without Briar's prior written consent, until such time as the Briar Obligations shall have been paid in full in cash and the Loan Agreement shall have been irrevocably terminated.


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

                       (b) Limitation on Acceleration. No Holder of Subordinated Indebtedness shall be entitled to accelerate the maturity of the Subordinated Indebtedness, exercise any remedies or commence any action or proceeding to recover any amounts due or to become due with respect to Subordinated Indebtedness unless and until such time as the Briar Obligations shall have been paid in full in cash and the Briar Agreements shall have been irrevocably terminated.

                       (c) Prior Payment of Briar Obligations in Bankruptcy, etc. In the event of any insolvency or bankruptcy proceedings relative to the Company, a Guarantor, or any of their Property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or a Guarantor or distribution or marshalling of its assets or any composition with creditors of the Company or a Guarantor, whether or not involving insolvency or bankruptcy, or if the Company or a Guarantor shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an "Event"), then all Briar Obligations shall be paid in full and satisfied in cash and the Loan Agreement irrevocably terminated before any Distribution shall be made on account of any Subordinated Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Briar or its representatives, in the proportions in which they hold the same, until amounts owing upon Briar Obligations shall have been paid in full in cash and the Loan Agreement irrevocably terminated.

                       (d) Power of Attorney. To enable Briar to assert and enforce its rights hereunder in any proceeding referred to in Section 2.2(c) or upon the happening of any Event, Briar or any person whom Briar may designate is hereby irrevocably appointed attorney in fact for Subordinated Lender with full power to act in the place and stead of Subordinated Lender including the right to make, present, file and vote such proofs of claim against the Company or Guarantors on account of all or any part of the Subordinated Indebtedness as Briar may deem advisable and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Briar Obligations. Subordinated Lender will execute and deliver to Briar such instruments as may reasonably be required by Briar to enforce any and all Subordinated Indebtedness, to effectuate the aforesaid power of attorney, and to effect collection of any and all dividends or other payments which may be made at any time on account thereof, and Subordinated Lender hereby irrevocably appoints Briar as the lawful attorney and agent of Subordinated Lender to execute financing statements on behalf of Subordinated Lender and hereby further authorizes Briar to file such financing statements in any appropriate public office.

                       (e) Knowledge. Holders of Subordinated Indebtedness shall be charged with knowledge of any of the events described in Section 2.2(a) hereof which would prohibit receiving and/or retaining Distributions and on such account shall be prohibited from (i) receiving or retaining any payment of monies, and (ii) taking any action regarding acceleration or the exercise of remedies.

                       (f) Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by Subordinated Lender or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of Subordinated Lender at a time when Subordinated Lender is not permitted to receive any such Distribution or proceeds thereof, including if same is collected or received when there is or would be after giving effect to such payment a Default or an Event of Default under the Loan Agreement, then Subordinated Lender will forthwith deliver, or cause to be delivered, the same to Briar in precisely the form held by Subordinated Lender (except for any necessary endorsement) and until so delivered, the same shall be held in trust by Subordinated Lender, or any such Affiliate, as the property of Briar and shall not be commingled with other property of the Subordinated Lender or any such Affiliate.



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

                       (g) Subrogation. Subject to the prior payment in full in cash of the Briar Obligations and the irrevocable termination of the Loan Agreement, to the extent that Briar has received any Distribution on the Briar Obligations which, but for this Agreement, would have been applied to the Subordinated Indebtedness, Subordinated Lender shall be subrogated to the then or thereafter rights of Briar including, without limitation, the right to receive any Distribution made on the Briar Obligations, until the principal of, interest on and other charges due under the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to Briar to which Subordinated Lender would be entitled except for the provisions of this Agreement shall, as between the Company, its creditors (other than Briar) and Subordinated Lender, be deemed to be a Distribution by the Company to or on account of Briar Obligations, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of Subordinated Lender on the one hand, and Briar on the other hand.

                       (h) Scope of Subordination. The provisions of this Agreement are solely to define the relative rights of any Holder of Subordinated Indebtedness and Briar. Nothing in this Agreement shall impair, as between the Company or the Guarantors and Subordinated Lender, the unconditional and absolute obligation of the Company and Guarantors to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Notes and Subordinated Lender Agreements in accordance with the terms thereof, subject to the rights of Briar under this Agreement.

                       (i) Briar Priority Lien on Collateral. All Liens granted to or arising in favor of Subordinated Lender, or any of them, in and to any or all of the Collateral shall be subordinate and junior, and are hereby subordinated in all respects, to all Liens granted to or arising in favor of Briar in the Collateral.

                       (j) Effectiveness of Priorities. The priorities of Liens set forth in this Agreement shall be effective notwithstanding the date, manner or order of perfection, or lack of perfection of any of the Liens in favor of Briar or Subordinated Lender, as such priorities relate to the parties hereto.

                       (k) Event of Default. In the event of default in any of the Briar Agreements, Briar may foreclose against the Collateral in accordance with the terms of the Security Instruments, and, after such foreclosure, may seek a judgment for its deficiency (if any) against the Company and/or Guarantor.


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

                       (l) Subordinated Lender Standstill. Notwithstanding any documents or agreements executed in connection with the Subordinated Lender Agreements to the contrary, unless and until Briar shall have received indefeasible payment in full in cash of all Briar Obligations, and any continuing obligations of Briar to the Company under the Briar Agreements shall have terminated pursuant to the respective terms and provisions thereof, Subordinated Lender shall not ask, demand or sue for any right or remedy in respect of all or any part of the Collateral, and Subordinated Lender agrees not to take or receive from any party, directly or indirectly, in cash or other property or by set-off or in any other manner, whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, any part of the Collateral. Without limiting the generality of the foregoing, until Briar shall have received indefeasible payment in full in cash of all Briar Obligations, and any continuing obligations of Briar to the Company under the Briar Agreements shall have terminated pursuant to the respective terms and provisions thereof: (i) Subordinated Lender shall not exercise or otherwise assert any right or remedy in respect of any part of the Collateral or any Lien thereon; and (ii) the sole right of Subordinated Lender with respect to the Collateral shall be to hold a Lien thereon to the extent granted pursuant to any mortgage and to receive proceeds thereof remaining after such payment and termination.

                       (m) Waivers. Subordinated Lender hereby waives any and all provisions contained in those certain Subordinated Notes and/or in any other Subordinated Lender Agreement to the extent necessary for the Company and Guarantors to grant to Briar a Lien on all of their assets, including, but not limited to, a Lien on the Collateral.

         3.     Miscellaneous.

                3.1. Provisions of Subordinated Notes. From and after the date hereof, the Company, the Guarantors, and Subordinated Lender shall cause each Subordinated Note to contain a provision to the following effect:

                       "This   Note  is   subject   to  that   certain
                Subordination Agreement dated as of November 10, 2004, among the Maker, the Payee, and Briar Capital, L.P., under which this Note and the Maker's obligations hereunder are subordinated in the manner set forth therein to the prior payment of certain obligations to the holders of Briar Obligations as defined in said Subordination Agreement."

         Proof of compliance with the foregoing shall be promptly given to Briar.

                3.2. Additional Agreements. In the event that the Briar Obligations are refinanced in full, Subordinated Lender agrees to enter into a subordination agreement on terms substantially similar to this Agreement at the request of Briar or such refinancing party.


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

                3.3. Survival of Rights. The right of Briar to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of the Company, the Guarantors, or Briar including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Briar Obligations or noncompliance by the Company or Guarantors with such provisions, regardless of the actual or imputed knowledge of Briar.

                3.4. Bankruptcy Financing Issues. (a) This Agreement shall continue in full force and effect after the filing of any petition ("Petition") by or against the Company or a Guarantor under the Code and all converted or succeeding cases in respect thereof. All references herein to the Company or Guarantor shall be deemed to apply to the Company or Guarantor as debtor-in-possession and to a trustee for the Company or Guarantor. If the Company shall become subject to a proceeding under the Code, and if Briar shall desire to permit the use of cash collateral or to provide post-Petition financing from Briar to the Company under the Code, Subordinated Lender agrees as follows: (1) adequate notice to Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if Subordinated Lender receive notice thereof three (3) Business Days (or such shorter notice as is given to Briar) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same, and (2) no objection will be raised by Subordinated Lender to any such use of cash collateral or such post-Petition financing from Briar.

                       (b) Subordinated Lender shall not join in, solicit any other person to, or act to cause the commencement of, any case involving the Company or Guarantor under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of the Company or Guarantor until such time as the Briar Obligations shall have been paid in full in cash and the Briar Agreements shall have been irrevocably terminated.

                3.5. Receipt of Agreements. Subordinated Lender hereby acknowledges that it has delivered to Briar a correct and complete copy of the Subordinated Lender Agreements as in effect on the date hereof. Subordinated Lender, solely for the purposes of this Agreement, hereby acknowledges receipt of a correct and complete copy of each of the Briar Agreements as in effect on the date hereof.

                3.6. No Amendment of Subordinated Lender Agreements. So long as the Loan Agreement remains in effect, neither the Company, nor any Guarantor, nor any Holder of Subordinated Indebtedness shall enter into any amendment to or modification of any Subordinated Lender Agreements which relates to or affects the principal amount, interest rate, payment terms, or any other material covenant or agreement of the Company or Guarantor thereunder or in respect thereof, without the prior written consent of Briar.

                3.7. Amendments to Briar Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Briar from changing the terms of the Briar Agreements, or to otherwise waive, amend or modify the terms and conditions of the Briar Agreements as permitted therein. Each Holder of Subordinated Indebtedness hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by Briar to the Company or to a Guarantor from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the Subordinated Indebtedness.


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

                3.8. Acknowledgement of Termination. Promptly following inquiry from any Holder of Subordinated Indebtedness, Briar or any assignee, as the case may be, shall (i) confirm in writing to the Holder of Subordinated Indebtedness that Briar, or such assignee, is the holder of the Briar Obligations and (ii) inform the Holder of Subordinated Indebtedness in writing either (A) that this Agreement remains in effect, or (B) that the Loan Agreement has been irrevocably terminated and the Briar Obligations satisfied in full.

                3.9 Notice of Default and Certain Events. Briar and the Holders of Subordinated Indebtedness shall undertake in good faith to notify the other of the occurrence of any of the following as applicable:

                       (a) the obtaining of actual knowledge of the occurrence of any default under the Subordinated Notes, or any of them;

                       (b) the acceleration of any Subordinated Indebtedness by any Holder of Subordinated Indebtedness;

                       (c) the granting by Briar of any waiver of any Event of Default under the Loan Agreement or the granting by any Holder of Subordinated Indebtedness of any waiver of any "default" or "event of default" under the Subordinated Lender Agreements; or

                       (d) The payment in full by the Company (whether as a result of refinancing or otherwise) of all Briar Obligations.

                The  failure of any party to give such  notice  shall not affect
the  subordination  of  the  Subordinated   Indebtedness  as  provided  in  this
Agreement.

                3.10. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or telecopier number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

           If to Briar:            Briar Capital, L.P.
                                   1500 City West Boulevard, Suite 225
                                   Houston, Texas 77042
                                   Attention:  Steve Rosencranz
                                   Telephone:  832.251.1500, ext. 223
                                   Facsimile:  713.532.3430

           with a copy to:         Boyar & Miller
                                   4265 San Felipe, Suite 1200
                                   Houston, Texas  77027
                                   Attention:  Gary W. Miller, Esq.
                                   Telephone:  713.850.7766
                                   Facsimile:  713.552.1758

           If to Subordinated
           Lender:                 c/o Renaissance Capital Group
                                   8080 N. Central Expressway, Suite 210-LB59
                                   Dallas, Texas 75206
                                   Attention:  Russell Cleveland
                                   Telephone:  214.891.8294
                                   Facsimile:  214.891.8291

           If to the Company to:   B&B ARMR Corporation
                                   14113 Main Street
                                   Norwood, Louisiana 70761
                                   Attention:  Peter Beare
                                   Telephone:  225.629.5234
                                   Facsimile:  225.629.4128

           with a copy to:         Haynes & Boone, LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas 75202
                                   Attention:  Jeffrey L. Curtis
                                   Telephone:  214.651.5006
                                   Facsimile:  214.200.0720

           If to the Guarantors
           to:                     Integrated Security Systems, Inc.
                                   8200 Springwood Drive, Suite 230
                                   Irving, Texas 75063
                                   Attention:  C.A. Rundell, Jr.
                                   Telephone:  972.444.8280
                                   Facsimile:  972.869.3843

           with a copy to:         Haynes & Boone, LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas 75202
                                   Attention:  Jeffrey L. Curtis
                                   Telephone:  214.651.5006
                                   Facsimile:  214.200.0720

                3.11. Books and Records. Subordinated Lender shall (a) make notations on the books of Subordinated Lender beside all accounts or on other statements evidencing or recording any Subordinated Indebtedness to the effect that such Subordinated Indebtedness is subject to the provisions of this Agreement, (b) furnish Briar, upon request from time to time, a statement of the account between Subordinated Lender and the Company or Guarantors, and (c) give Briar, upon its request, full and free access to Subordinated Lender's books pertaining only to such accounts with the right to make copies thereof.

                3.12. Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Briar Obligations shall have been satisfied or paid in full in cash and the Loan Agreement shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Company with regard to the Briar Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. No action which Briar or the Company may take or refrain from taking with respect to the Briar Obligations, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of Subordinated Lender hereunder. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

         4.     Representations and Warranties.

                (a) Subordinated Lender represents and warrants to Briar that Subordinated Lender is the holder of the Subordinated Indebtedness. Subordinated Lender agrees that it shall not assign or transfer any of the Subordinated Indebtedness without (i) prior notice being given to Briar and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Subordinated Lender further warrants to Briar that it has full right, power and authority to enter into this Agreement and, to the extent any Subordinated Lender is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

                (b) Briar represents and warrants to Subordinated Lender that Briar is the holder of the Briar Obligations. Briar agrees that it shall not assign or transfer any of the Briar Obligations without (i) prior notice being given to Subordinated Lender and (ii) such assignment or transfer being made expressly subject to the terms and provisions of this Agreement. Briar further warrants to Subordinated Lender that it has full right, power and authority to enter into this Agreement and, to the extent Briar is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

         5. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST SUBORDINATED LENDER OR THE COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY THERETO ACCEPTS FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BRIAR TO BRING PROCEEDINGS AGAINST SUBORDINATED LENDER OR THE COMPANY IN ANY COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SUBORDINATED LENDER OR THE COMPANY AGAINST BRIAR INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF HOUSTON, STATE OF TEXAS; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST SUBORDINATED LENDER OR THE COMPANY THAT IS BROUGHT IN ANY OTHER COURT SUCH COURT DETERMINES THAT BRIAR IS AN INDISPENSABLE PARTY, SUBORDINATED LENDER OR THE COMPANY SHALL BE ENTITLED TO JOIN OR INCLUDE EACH PARTY HERETO IN SUCH PROCEEDINGS IN SUCH OTHER COURT. SUBORDINATED LENDER AND THE COMPANY WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

         6. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR, BRIAR OR THE COMPANY OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         7. Company Acknowledgement. The Company agrees that (i) nothing contained in this Agreement shall be deemed to amend, modify, supercede or otherwise alter the terms of the respective agreements between the Company, the Guarantors, and each Creditor, and (ii) this Agreement is solely for the benefit of the Creditors and shall not give the Company, the Guarantors, or their successors or assigns or any other person, any rights vis-a-vis any Creditor.

         8. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

 LENDER:                                              COMPANY:
 ---------------------------                          -----------------------

 BRIAR CAPITAL, L.P.,                                 B&B ARMR CORPORATION, a
 a Texas limited partnership                          Delaware corporation

 By: Briar Capital General, LLC, a Texas limited
     liability company, its general partner           By: /S/ Peter Beare
                                                          ---------------------
                                                          Peter Beare, Chairman

         By: /S/ Frank Goldberg
             -------------------
             Frank Goldberg, CEO


 GUARANTORS:
 ----------------------------------

 INTEGRATED SECURITY SYSTEMS, INC.,
 a Delaware corporation


 By: /S/ C.A. Rundell, Jr.
     -----------------------------------
     C.A. Rundell, Jr., Chairman and CEO


 INTELLI-SITE, INC., a Texas corporation


 By: /S/ C.A. Rundell, Jr.
     ---------------------------
     C.A. Rundell, Jr., Chairman




                       [SIGNATURES CONTINUE ON NEXT PAGE]

 SUBORDINATED LENDER:
 ------------------------------------------

 RENAISSANCE US GROWTH INVESTMENT TRUST PLC, a public limited company registered in England and Wales


 By: /S/Russell Cleveland
     ---------------------------
     Russell Cleveland, Director


 RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC., a Texas corporation


 By: /S/ Russell Cleveland
     ------------------------------------
     Russell Cleveland, President and CEO


 BFS US SPECIAL OPPORTUNITIES TRUST PLC,
 a public limited company registered in
 England and Wales


 By: /S/ Russell Cleveland
     ---------------------------
     Russell Cleveland, Director

                                   EXHIBIT "A"

                        LIST OF CERTAIN PROMISSORY NOTES